Exhibit 99

ADP Reports Second Quarter Fiscal 2017 Results

  Revenues increased 6% to $3.0 billion for the quarter, 7% on a constant dollar basis
  Diluted earnings per share from continuing operations increased 53% to $1.13; adjusted diluted earnings per share from continuing operations increased 20% to $0.87, 19% on a constant dollar basis
  On November 28, 2016, ADP completed the sale of its Consumer Health Spending Account (“CHSA”) and Consolidated Omnibus Reconciliation Act (“COBRA”) businesses for a pre-tax gain of $205 million
  ADP acquired 4.6 million shares of its stock for treasury at a cost of $422 million in the quarter

ROSELAND, N.J., Feb. 01, 2017 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced its second quarter fiscal 2017 financial results, and provided an update to its fiscal 2017 outlook.

Second Quarter Fiscal 2017 Consolidated Results

Compared to last year’s second quarter, revenues grew 6% to $3.0 billion, 7% on a constant dollar basis.  Net earnings from continuing operations grew 50% to $511 million, 49% on a constant dollar basis.  Adjusted EBIT grew 17% to $593 million, 16% on a constant dollar basis.  Adjusted EBIT margin increased about 180 basis points in the quarter to 19.8% driven by operational efficiencies and slower growth in our selling expenses.  Diluted earnings per share from continuing operations increased to $1.13, representing growth of 53% on a reported and constant dollar basis.  Adjusted diluted earnings per share from continuing operations increased 20% to $0.87, 19% on a constant dollar basis, and included a $0.01 tax benefit related to the adoption of new stock-based compensation accounting guidance.

Constant dollar, adjusted EBIT, adjusted EBIT margin and adjusted diluted earnings per share are non-GAAP financial measures.  For ADP’s definition of adjusted EBIT, see the paragraph “Non-GAAP Financial Information” at the end of this release.  Please refer to the accompanying financial tables for a reconciliation of non-GAAP financial measures to their comparable GAAP measures.

“Overall, I am pleased with ADP’s second quarter results which demonstrate the strength and stability of our business model.  We believe the client experience is a key component of our success and that our investments and strategic initiatives are continuing to have a positive impact on our business performance,” said Carlos Rodriguez, president and chief executive officer, ADP.

“ADP’s results reflect solid performance despite pressure from new business bookings which declined 5% compared to last year’s second quarter,” said Jan Siegmund, chief financial officer, ADP.  “This decline was driven by the continued difficult grow-over related to the tailwinds from our fiscal 2016 sales of additional modules related to the Affordable Care Act, and an elevated level of buyer uncertainty around the November U.S. elections.  While below our expectations for the second quarter, we believe this new business bookings pressure will begin to subside as the year progresses.”

Second Quarter Fiscal 2017 Segment Results

Employer Services – Employer Services offers a comprehensive range of HCM and human resources outsourcing solutions.

  Employer Services revenues increased 4% on a reported and constant dollar basis when compared to last year’s second quarter.
  The number of employees on ADP clients' payrolls in the United States increased 2.3% for the second quarter when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.
  Employer Services client revenue retention was up 10 basis points compared to last year’s second quarter.
  Employer Services segment margin increased approximately 150 basis points compared to last year’s second quarter.  This increase was primarily driven by operational efficiencies and slower growth in our selling expenses.

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions through a co-employment relationship.

  PEO Services revenues increased 12% compared to last year’s second quarter.
  PEO Services segment margin increased approximately 120 basis points compared to last year’s second quarter, primarily driven by operational efficiencies and slower growth in our selling expenses.
  Average worksite employees paid by PEO Services increased 12% for the quarter to approximately 452,000.

Interest on Funds Held for Clients – The safety, liquidity and diversification of ADP clients’ funds are the foremost objectives of the company’s investment strategy.  Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

  For the second quarter, interest on funds held for clients increased 3% to $92 million from $89 million a year ago.
  Average client funds balances increased 2% in the second quarter to $20.9 billion compared to $20.5 billion a year ago.
  The average interest yield on client funds was 1.8% which was about flat compared to a year ago.

Notable Subsequent Events

In January 2017, ADP acquired The Marcus Buckingham Company, Inc. for total cash consideration at closing of approximately $70 million, and contingent consideration of up to $35 million, which is payable over the next three years, subject to the achievement of specified financial metrics and/or other conditions.

Fiscal 2017 Outlook

Certain components of ADP’s fiscal 2017 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable.  Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.

  Fiscal 2016 first quarter pre-tax gain on sale of the AdvancedMD business of $29 million
  Fiscal 2016 second quarter pre-tax gain on sale of a building of $14 million
  Fiscal 2016 fourth quarter pre-tax workforce optimization charge of $48 million
  Fiscal 2017 pre-tax restructuring charges of approximately $90 million, $41 million of which occurred in the first half of the fiscal year, with the remaining $49 million expected to occur in the latter part of the fiscal year
  Fiscal 2017 second quarter pre-tax gain on sale of the CHSA and COBRA businesses of $205 million

ADP now assumes worldwide new business bookings to be about flat with the $1.75 billion sold in fiscal 2016, compared to the prior forecast of 4% to 6% growth.  ADP now expects full year revenue growth of about 6% compared to our prior forecast of 7% to 8% growth.  This revenue forecast continues to include about one percentage point of pressure from the disposition of our CHSA and COBRA businesses.

Reflecting the tax benefit received in the second quarter, ADP now anticipates an adjusted effective tax rate of 32.4% compared to the prior forecast of 32.7%.  ADP continues to expect full year diluted earnings per share from continuing operations to grow 15% to 17%, and adjusted diluted earnings per share growth of 11% to 13%.  This earnings growth forecast still assumes an adjusted EBIT margin expansion of about 50 basis points.  The forecast now assumes fiscal 2017 share repurchases of $1.2 to $1.4 billion funded by existing balance sheet cash, as compared to our prior forecast of $1.0 to $1.4 billion.

Reportable Segments Fiscal 2017 Forecast

  For the Employer Services segment, ADP now anticipates revenue growth of approximately 3% to 4% compared to the prior forecast of approximately 4% to 5%.  ADP now expects Employer Services segment margin expansion of 25 to 50 basis points compared to our prior forecast of about 50 basis points.
  ADP continues to expect pays per control to increase 2.5% for the year.
  For the PEO Services segment, ADP now anticipates approximately 13% revenue growth compared to the prior forecast of 14% to 16%.  ADP now expects PEO Services segment margin expansion of at least 100 basis points compared to our prior forecast of about 75 basis points.

Client Funds Extended Investment Strategy Fiscal 2017 Forecast

The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of January 30, 2017.  The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts assume an increase in the Fed Funds rate in June 2017.  The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of January 30, 2017 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.

  Interest on funds held for clients is expected to increase $15 million, or about 4%, compared to the prior forecast of $5 to $10 million, or 2% to 3%.  This is based on anticipated growth in average client funds balances of approximately 3% from $22.4 billion in fiscal 2016 and an average yield which is anticipated to be about flat at 1.7% compared to the fiscal 2016 average yield.
  The total contribution from the client funds extended investment strategy is now expected to be up $10 million compared to our prior forecast of up $5 million compared with a year ago.

Investor Webcast Today
ADP will host a conference call for financial analysts today, Wednesday, February 1, 2017 at 8:30 a.m. EST.  The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation will be available shortly before the webcast.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2015 and 2016  and the first two quarters of fiscal 2017, as well as details of the first and second quarter fiscal 2017 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com.  ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

Non-GAAP Financial Information
The company has presented certain financial data that are considered non-GAAP financial measures and are reconciled to their comparable GAAP measures in the accompanying financial tables.  The adjusted EBIT performance measures include interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy.  ADP believes these amounts to be fundamental to the underlying operations of our business model.  ADP’s calculation of adjusted EBIT may differ from similarly titled measures used by other companies.

The presentation of growth rates on a constant dollar basis represent a non-GAAP measure and are calculated by restating current period results into U.S. dollars using the comparable prior period’s foreign currency exchange rates.

About ADP (Nasdaq:ADP)
Powerful technology plus a human touch.  Companies of all types and sizes around the world rely on ADP’s cloud software and expert insights to help unlock the potential of their people.  HR. Talent. Benefits. Payroll. Compliance.  Working together to build a better workforce.  For more information, visit ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Revenues, other than interest on funds
held for clients and PEO revenues	$2,077.4	$1,984.4	$4,114.8	$3,913.0
Interest on funds held for clients	91.8	89.3	181.0	177.1
PEO revenues (A) (B)	818.1	733.3	1,608.4	1,430.9
Total revenues	2,987.3	2,807.0	5,904.2	5,521.0

Expenses:
Costs of revenues:
Operating expenses (B)	1,560.4	1,479.4	3,091.9	2,919.3
Systems development & programming costs	152.5	149.6	307.4	305.7
Depreciation & amortization	54.9	53.5	112.2	104.0
Total costs of revenues	1,767.8	1,682.5	3,511.5	3,329.0

Selling, general & administrative expenses	640.8	627.2	1,288.6	1,232.4
Interest expense	20.5	16.8	40.4	21.8
Total expenses	2,429.1	2,326.5	4,840.5	4,583.2

Other income, net	(228.0)	(27.4)	(251.1)	(75.1)

Earnings from continuing operations before income taxes	786.2	507.9	1,314.8	1,012.9

Provision for income taxes	275.3	166.5	435.2	334.0

Net earnings from continuing operations	$510.9	$341.4	$879.6	$678.9

Earnings from discontinued operations before income taxes	—	—	—	(1.4)

Provision for income taxes	—	—	—	(0.5)

Net earnings from discontinued operations	$—	$—	$—	$(0.9)

Net earnings	$510.9	$341.4	$879.6	$678.0

Basic earnings per share from continuing operations	$1.14	$0.75	$1.95	$1.48
Basic earnings per share from discontinued operations	—	—	—	(0.00)
Basic earnings per share	$1.14	$0.75	$1.95	$1.47

Diluted earnings per share from continuing operations	$1.13	$0.74	$1.94	$1.47
Diluted earnings per share from discontinued operations	—	—	—	(0.00)
Diluted earnings per share	$1.13	$0.74	$1.94	$1.46

Dividends declared per common share	$0.570	$0.530	$1.100	$1.020

Components of Other income, net:
Interest income on corporate funds	$(21.3)	$(17.3)	$(44.3)	$(35.9)
Realized gains on available-for-sale securities	(2.0)	(0.5)	(2.5)	(1.5)
Realized losses on available-for-sale securities	0.7	4.3	1.1	5.3
Gain on sale of business	(205.4)	—	(205.4)	(29.1)
Gain on sale of building	—	(13.9)	—	(13.9)
Total other income, net	$(228.0)	$(27.4)	$(251.1)	$(75.1)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $9,145.5 million and $8,373.0 million for the three months ended December 31, 2016 and 2015, respectively, and $16,833.1 million and $15,238.2 million for the six months ended December 31, 2016 and 2015, respectively.
(B) PEO revenues and operating expenses include pass-through costs associated with benefits coverage, workers' compensation coverage, and state unemployment taxes for worksite employees of $610.0 million and $554.0 million for the three months ended December 31, 2016 and 2015, respectively, and $1,207.8 million and $1,088.1 million for the six months ended December 31, 2016 and 2015, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	December 31,	June 30,
	2016	2016
Assets
Cash and cash equivalents	$2,705.2	$3,191.1
Other current assets	2,676.5	2,468.1
Total current assets before funds held for clients	5,381.7	5,659.2
Funds held for clients	30,426.4	33,841.2
Total current assets	35,808.1	39,500.4

Property, plant and equipment, net	733.2	685.0
Other non-current assets	3,458.1	3,484.6
Total assets	$39,999.4	$43,670.0

Liabilities and Stockholders' Equity
Other current liabilities	$2,553.7	$2,515.6
Client funds obligations	30,402.6	33,331.8
Total current liabilities	32,956.3	35,847.4

Long-term debt	2,002.5	2,007.7
Other non-current liabilities	1,225.5	1,333.3
Total liabilities	36,184.3	39,188.4

Total stockholders' equity	3,815.1	4,481.6
Total liabilities and stockholders' equity	$39,999.4	$43,670.0

Automatic Data Processing, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Six Months Ended
	December 31,
	2016	2015
Cash Flows from Operating Activities:
Net earnings	$879.6	$678.0
Adjustments to reconcile net earnings to cash flows provided by operating activities	200.4	279.7
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses	(238.9)	(442.3)
Net cash flows provided by operating activities	841.1	515.4

Cash Flows from Investing Activities:
Purchases and proceeds from corporate and client funds marketable securities	(481.5)	224.7
Net decrease / (increase) in restricted cash and cash equivalents held to satisfy client funds obligations	3,213.0	(6,063.2)
Capital expenditures	(119.7)	(99.4)
Additions to intangibles	(106.6)	(105.7)
Other investing activities	214.0	177.9
Net cash flows provided by / (used in) investing activities	2,719.2	(5,865.7)

Cash Flows from Financing Activities:
Net (decrease) / increase in client funds obligations	(2,799.9)	5,793.6
Net proceeds from debt issuance	—	1,986.3
Repurchases of common stock	(765.3)	(773.0)
Dividends paid	(482.3)	(458.8)
Other financing activities	18.2	(21.3)
Net cash flows (used in) / provided by financing activities	(4,029.3)	6,526.8

Effect of exchange rate changes on cash and cash equivalents	(16.9)	(20.9)

Net change in cash and cash equivalents	(485.9)	1,155.6

Cash and cash equivalents, beginning of period	3,191.1	1,639.3
Cash and cash equivalents, end of period	$2,705.2	$2,794.9

Supplemental disclosures of cash flow information:
Cash paid for interest	$39.2	$4.3
Cash paid for income taxes, net of income tax refunds	$332.6	$311.9

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)	Three Months Ended		% Change
	December 31,		As	Constant
	2016	2015	Reported	Dollar Basis
Revenues from continuing operations
Employer Services	$2,309.3	$2,212.6	4%	4%
PEO Services	822.9	737.4	12%	12%
Other	(144.9)	(143.0)	n/m	n/m
Total revenues from continuing operations	$2,987.3	$2,807.0	6%	7%

Segment earnings from continuing operations
Employer Services	$681.8	$619.7	10%	9%
PEO Services	114.5	93.7	22%	22%
Other	(10.1)	(205.5)	n/m	n/m
Total pretax earnings from continuing operations	$786.2	$507.9	55%	54%

	Three Months Ended
	December 31,
Segment margin	2016	2015	Change
Employer Services	29.5%	28.0%	1.5%
PEO Services	13.9%	12.7%	1.2%
Other	n/m	n/m	n/m
Total pretax margin	26.3%	18.1%	8.2%

	Six Months Ended		% Change
	December 31,		As	Constant
	2016	2015	Reported	Dollar Basis
Segment revenues from continuing operations
Employer Services	$4,570.6	$4,343.4	5%	5%
PEO Services	1,617.6	1,438.9	12%	12%
Other	(284.0)	(261.3)	n/m	n/m
Total revenues from continuing operations	$5,904.2	$5,521.0	7%	7%

Segment earnings from continuing operations
Employer Services	$1,338.4	$1,190.0	12%	12%
PEO Services	221.5	182.0	22%	22%
Other	(245.1)	(359.1)	n/m	n/m
Total pretax earnings from continuing operations	$1,314.8	$1,012.9	30%	29%

	Six Months Ended
	December 31,
Segment margin	2016	2015	Change
Employer Services	29.3%	27.4%	1.9%
PEO Services	13.7%	12.6%	1.0%
Other	n/m	n/m	n/m
Total pretax margin	22.3%	18.3%	3.9%

	Three Months Ended		% Change
	December 31,		As	Constant
Earnings per share information:	2016	2015	Reported	Dollar Basis
Net earnings from continuing operations	$510.9	$341.4	50%	49%
Net earnings	$510.9	$341.4	50%	49%

Basic weighted average shares outstanding	447.9	457.6	(2)%	n/a
Basic earnings per share from continuing operations	$1.14	$0.75	53%	52%
Basic earnings per share	$1.14	$0.75	53%	52%

Diluted weighted average shares outstanding	450.3	460.3	(2)%	n/a
Diluted earnings per share from continuing operations	$1.13	$0.74	53%	53%
Diluted earnings per share	$1.13	$0.74	53%	53%

	Six Months Ended		% Change
	December 31,		As	Constant
Earnings per share information:	2016	2015	Reported	Dollar Basis
Net earnings from continuing operations	$879.6	$678.9	30%	29%
Net earnings	$879.6	$678.0	30%	29%

Basic weighted average shares outstanding	450.1	460.0	(2)%	n/a
Basic earnings per share from continuing operations	$1.95	$1.48	32%	31%
Basic earnings per share	$1.95	$1.47	33%	32%

Diluted weighted average shares outstanding	452.7	462.9	(2)%	n/a
Diluted earnings per share from continuing operations	$1.94	$1.47	32%	31%
Diluted earnings per share	$1.94	$1.46	33%	32%

	Three Months Ended
	December 31,
Key Statistics:	2016	2015
Internal revenue growth:
Employer Services	5%	3%
PEO Services	12%	18%

Internal revenue growth - Constant Dollar Basis:
Employer Services	5%	6%
PEO Services	12%	18%

Employer Services:
Change in pays per control - U.S.	2.3%	2.5%
Change in client revenue retention percentage - worldwide	0.1 pts	(1.2) pts
Employer Services/PEO new business bookings growth - worldwide	(5)%	15%

PEO Services:
Paid PEO worksite employees at end of period	457,000	405,000
Average paid PEO worksite employees during the period	452,000	403,000

	Six Months Ended
	December 31,
Key Statistics:	2016	2015
Internal revenue growth:
Employer Services	5%	3%
PEO Services	12%	18%

Internal revenue growth - Constant Dollar Basis:
Employer Services	5%	6%
PEO Services	12%	18%

Employer Services:
Change in pays per control - U.S.	2.5%	2.4%
Change in client revenue retention percentage - worldwide	(.4) pts	(1.4) pts
Employer Services/PEO new business bookings growth - worldwide	(3)%	14%

PEO Services:
Paid PEO worksite employees at end of period	457,000	405,000
Average paid PEO worksite employees during the period	445,000	396,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2016	2015	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$2.5	$2.8	$(0.3)	(11)%
Corporate extended	4.5	3.6	0.9	25%
Total corporate	7.0	6.4	0.6	9%
Funds held for clients	20.9	20.5	0.4	2%
Total	$27.9	$27.0	$1.0	4%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.7%	0.4%
Corporate extended	1.5%	1.6%
Total corporate	1.2%	1.1%
Funds held for clients	1.8%	1.7%
Total	1.6%	1.6%

Net unrealized gain position at end of period	$24.2	$99.3

Average short-term financing (in billions):
U.S. commercial paper borrowings	$4.2	$3.3
U.S. & Canadian reverse repurchase agreement borrowings	0.3	0.3
	$4.5	$3.6

Average interest rates paid on:
U.S. commercial paper borrowings	0.5%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.3%

Interest on funds held for clients	$91.8	$89.3	$2.5	3%
Corporate extended interest income (C)	17.0	14.2	2.8	20%
Corporate interest expense-short-term financing (C)	(5.5)	(1.7)	(3.8)	(217)%
	$103.3	$101.7	$1.6	2%

	Six Months Ended
	December 31,
	2016	2015	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$2.7	$2.3	$0.5	21%
Corporate extended	4.5	3.8	0.7	17%
Total corporate	7.2	6.1	1.1	19%
Funds held for clients	20.5	20.0	0.5	3%
Total	$27.7	$26.0	$1.6	6%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.7%	0.4%
Corporate extended	1.6%	1.6%
Total corporate	1.2%	1.2%
Funds held for clients	1.8%	1.8%
Total	1.6%	1.6%

Net unrealized gain position at end of period	$24.2	$99.3

Average short-term financing (in billions):
U.S. commercial paper borrowings	$4.2	$3.4
U.S. & Canadian reverse repurchase agreement borrowings	0.3	0.4
	$4.5	$3.8

Average interest rates paid on:
U.S. commercial paper borrowings	0.5%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.4%

Interest on funds held for clients	$181.0	$177.1	$3.9	2%
Corporate extended interest income (C)	35.1	30.8	4.3	14%
Corporate interest expense-short-term financing (C)	(10.5)	(3.6)	(6.8)	(188)%
	$205.7	$204.3	$1.4	1%

(C) While “Corporate extended interest income” and “Corporate interest expense-short-term financing,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

	Three Months Ended
	December 31,
	2016	2015

Corporate extended interest income	$17.0	$14.2
All other interest income	4.4	3.0
Total interest income on corporate funds	$21.3	$17.3

Corporate interest expense-short-term financing	$5.5	$1.7
All other interest expense	14.9	15.1
Total interest expense	$20.5	$16.8

	Six Months Ended
	December 31,
	2016	2015

Corporate extended interest income	$35.1	$30.8
All other interest income	9.2	5.0
Total interest income on corporate funds	$44.3	$35.9

Corporate interest expense-short-term financing	$10.5	$3.6
All other interest expense	29.9	18.1
Total interest expense	$40.4	$21.8

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

Within the tables above and below, we use the term "constant dollar basis" so that certain financial measures can be viewed without the impact of foreign currency fluctuations to facilitate period-to-period comparisons of business performance. The financial results on a "constant dollar basis" are determined by calculating the current year result using foreign exchange rates consistent with the prior year. We believe "constant dollar basis" provides information that isolates the actual growth of our operations. Our constant dollar results are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and should not be considered in isolation from, as a substitute for, or superior to the U.S. GAAP measures presented.

The following table reconciles our reported results to adjusted results which exclude one or more of the following: our provision for income taxes, certain interest amounts, the charges related to our Service Alignment Initiative, the gain on the sale of our CHSA and COBRA businesses in fiscal 2017, and the gain on sale of a building and the gain on the sale of our AdvancedMD ("AMD") business in fiscal 2016. We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods. We believe that the exclusion of these items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior period, and to plan for future periods by focusing on our underlying operations. We believe that these adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Generally, the nature of these exclusions are for specific items that are not fundamental to our underlying business operations. Specifically, we have excluded the impact of certain interest expense and certain interest income from adjusted earnings from continuing operations before interest and income taxes ("Adjusted EBIT"). We continue to include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The amounts included as adjustments in the table below represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as "All other interest expense" and "All other interest income." The majority of charges related to our Service Alignment Initiative represent severance charges. Severance charges have been taken in the past and not included as an adjustment to get to adjusted results. Unlike severance charges in prior periods, these specific charges relate to a broad-based, company-wide Service Alignment Initiative. Since Adjusted EBIT, Adjusted provision for income taxes, Adjusted net earnings from continuing operations, Adjusted diluted earnings per share ("Adjusted diluted EPS") from continuing operations, Adjusted EBIT margin and Adjusted effective tax rate are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to earnings from continuing operations before income taxes, provision for income taxes, net earnings from continuing operations and diluted earnings per share ("Diluted EPS") from continuing operations and they may not be comparable to similarly titled measures used by other companies.

	Three Months Ended				Six Months Ended
	December 31,		% Change		December 31,		% Change
	2016	2015	As Reported	Constant Dollar Basis	2016	2015	As Reported	Constant Dollar Basis
Net earnings from continuing operations	$510.9	$341.4	50%	49%	$879.6	$678.9	30%	29%
Adjustments:
Provision for income taxes	275.3	166.5			435.2	334.0
All other interest expense	14.9	15.1			29.9	18.1
All other interest income	(4.4)	(3.0)			(9.2)	(5.0)
Gain on sale of business	(205.4)	—			(205.4)	(29.1)
Gain on sale of building	—	(13.9)			—	(13.9)
Service Alignment Initiative	1.2	—			41.1	—
Adjusted EBIT	$592.5	$506.1	17%	16%	$1,171.2	$983.0	19%	18%
Adjusted EBIT Margin	19.8%	18.0%			19.8%	17.8%

Provision for income taxes	$275.3	$166.5	65%	65%	$435.2	$334.0	30%	30%
Adjustments:
Gain on sale of business (a)	(84.0)	—			(84.0)	(7.3)
Gain on sale of building (b)	—	(5.3)			—	(5.3)
Service Alignment Initiative (b)	0.4	—			15.5	—
Adjusted provision for income taxes	$191.7	$161.2	19%	18%	$366.7	$321.4	14%	13%
Adjusted effective tax rate (c)	32.9%	32.6%			31.9%	33.1%

Net earnings from continuing operations	$510.9	$341.4	50%	49%	$879.6	$678.9	30%	29%
Adjustments:
Gain on sale of business	(205.4)	—			(205.4)	(29.1)
Gain on sale of building	—	(13.9)			—	(13.9)
Service Alignment Initiative	1.2	—			41.1	—
Provision for income taxes on gain on sale of business (a)	84.0	—			84.0	7.3
Provision for income taxes on gain on sale of building (b)	—	5.3			—	5.3
Income tax benefit for Service Alignment Initiative (b)	(0.4)	—			(15.5)	—
Adjusted net earnings from continuing operations	$390.3	$332.8	17%	17%	$783.8	$648.5	21%	20%

Diluted earnings per share from continuing operations	$1.13	$0.74	53%	53%	$1.94	$1.47	32%	31%
Adjustments:
Gain on sale of business	(0.27)	—			(0.27)	(0.05)
Gain on sale of building	—	(0.02)			—	(0.02)
Service Alignment Initiative	0.00	—			0.06	—
Adjusted diluted earnings per share from continuing operations	$0.87	$0.72	20%	19%	$1.73	$1.40	24%	23%

(a) - The taxes on the gains on the sale of the businesses were calculated based on the annualized marginal rate in effect during the quarter of the adjustment. The tax amount was adjusted for a book vs. tax basis difference for the period ended December 31, 2016 due to the derecognition of goodwill upon the sale of the business and for the period ended December 31, 2015 due to a previously recorded non tax-deductible goodwill impairment charge.

(b) - The tax benefit/provision on the Service Alignment Initiative and the gain on the sale of the building was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(c) - The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by our Adjusted net earnings from continuing operations plus our Adjusted provision for income taxes.

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2017 GAAP to Non-GAAP Guidance Reconciliation
(Unaudited)
	Twelve Months Ended		Fiscal 2017
	June 30, 2016		Forecast
Earnings from continuing operations before income taxes margin (GAAP)	$2,234.7	19.2%	~+140bps
Adjustments:
All other interest expense	47.9	+40bps	+5bps	(a)
All other interest income	(13.6)	(10)bps	-	(b)
Gain on sale of AMD - 1Q F16	(29.1)	(25)bps	+25bps	(c)
Gain on sale of building - 2Q F16	(13.9)	(10)bps	+10bps	(d)
Workforce optimization effort - 4Q F16	48.2	+40bps	(40)bps	(e)
Service alignment initiative - F17	-	-	~+70bps	(f)
Gain on sale of CHSA and COBRA businesses - 2Q F17	-	-	(160)bps	(g)
Adjusted EBIT margin (Non-GAAP)	$2,274.2	19.5%	~+50 bps

Effective tax rate (GAAP)		33.2%	32.9%
Adjustments:
Gain on sale of AMD - 1Q F16		+0.11%	-
Gain on sale of building - 2Q F16		(0.03%)	-
Workforce optimization effort - 4Q F16		+0.02%	-
Service alignment initiative - F17		-	+0.2%
Gain on sale of CHSA and COBRA businesses - 2Q F17		-	(0.7%)
Adjusted effective tax rate (Non-GAAP)		33.3%	32.4%

Diluted earnings per share from continuing operations (GAAP)	$3.25	12%	15% - 17%
Adjustments:
Gain on sale of AMD - 1Q F16	(0.05)	(1%)	+1%	(c)
Gain on sale of building - 2Q F16	(0.02)	(1%)	+1%	(d)
Workforce optimization effort - 4Q F16	0.07	+2%	(2%)	(e)
Service alignment initiative - F17	-	-	~+4%	(f)
Gain on sale of CHSA and COBRA businesses - 2Q F17	-	-	(8%)	(g)
Adjusted diluted earnings per share from continuing operations (Non-GAAP)	$3.26	13%	11% - 13%

a) No material impact is expected from change in all other interest expense in fiscal 2017
b) No material impact is expected from change in all other interest income in fiscal 2017
c) First quarter fiscal 2016 gain on sale of AdvancedMD business will not recur in fiscal 2017
d) Second quarter fiscal 2016 gain on sale of building is not expected to recur in fiscal 2017
e) Fourth quarter fiscal 2016 impact of workforce optimization effort is not expected to recur in fiscal 2017
f) Impact of Fiscal 2017 charges in connection with the service alignment initiative: ~$41 million incurred in 1H F17, ~$49 million expected in the remainder of the year
g) Second quarter fiscal 2017 impact from gain on the sale of CHSA and COBRA businesses

Safe Harbor Statement

This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or privacy breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. - Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 should be considered in evaluating any forward-looking statements contained herein.

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